Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Post-Effective Amendment No. 3 to form S-1 of Trulieve Cannabis Corp. of our report dated March 30, 2021, relating to our audit of the consolidated financial statements of Harvest Health & Recreation Inc., which appears in the Registration Statement Post-Effective Amendment No. 3 to form S-1 of Trulieve Cannabis Corp. for the years ended December 31, 2020 and 2019.

/s/ Haynie & Company
Salt Lake City, Utah
January 21, 2022